Exhibit 99

FOR IMMEDIATE RELEASE	Investor Contact: Chris Gay 308-255-2905 Cabela’s Incorporated Media Contact: Joe Arterburn 308-255-1204 Cabela’s Incorporated

CABELA’S INC. REPORTS SECOND QUARTER FISCAL 2008 RESULTS
-Total Revenue Increased 16.6% to a Record $526.0 Million
-Q2 Direct Revenue Increased 1.5%
-Q2 Same Store Sales Decreased 1.6%
-Company Reported Q2 Diluted EPS of $0.11
-Company Confirms Full Year Mid-Teen % Revenue Growth and Mid-Single-Digit % EPS Growth Guidance

SIDNEY, Neb. (July 31, 2008) – Cabela’s Incorporated (NYSE: CAB), the World’s Foremost Outfitter® of hunting, fishing and outdoor gear, today reported financial results for its second fiscal quarter ended June 28, 2008.

Total revenue for the second quarter of 2008 increased 16.6% to $526.0 million compared to $451.2 million for the second quarter of 2007.  Net income for the second quarter of 2008 was $7.3 million, or $0.11 per diluted share, compared to $11.3 million, or $0.17 per diluted share, for the second quarter of 2007.

In the second quarter of 2008, retail store revenue increased 37.1% to $273.6 million with a same store sales decrease of 1.6%; direct revenue increased 1.5% to $207.0 million; and financial services revenue decreased 6.7% to $38.3 million.  Financial services revenue was adversely impacted by an increase in bad debts in the Company’s credit card portfolio.  Charge-off levels remain well below industry average, and delinquency rates have stabilized as compared to the first quarter of 2008.

Total revenue for the six months ended June 28, 2008, increased 16.2% to $1.06 billion compared to $913.3 million for the same period last year.  Net income for the six months ended June 28, 2008, was $17.2 million, or $0.26 per diluted share, compared to $18.4 million, or $0.27 per diluted share, for the six months ended June 30, 2007.

“During the second quarter, we achieved top-line improvements in our direct and retail businesses despite a continued difficult macroeconomic environment,” said Dennis Highby, Cabela’s President and Chief Executive Officer.  “However, revenue in our financial services segment declined year over year due to higher net charge-offs.”

“Our entire team is motivated, and we remain focused on driving improvements across the board,” Highby said. “We continue to make progress on our initiatives to improve retail profitability and have lowered inventory per square foot in our comp stores, leveraged salary and wages in our retail stores and significantly improved the performance of retail advertising.”

“We also continued to grow our retail presence during the quarter,” Highby said. “Our Scarborough, Maine, store opened in May, and we have been very pleased with the initial results.  We plan to open our 80,000 square foot store in Rapid City, South Dakota, next month.  Designed to be less capital intensive and more efficient, the Rapid City store will be our first next generation store, and we are very excited about its grand opening.”

“We remain comfortable with our mid-teen percentage revenue growth and mid-single digit percentage earnings growth targets for fiscal 2008, despite what we believe will be a challenging sales environment for the remainder of the year,” Highby said.  “We expect continued progress with our initiatives to further drive profitability in our retail business and remain focused on enhancing our operating platform.  Cabela’s leadership status in the industry remains intact, and we are confident our powerful brand and market position affords us a significant competitive advantage into the future.”

Conference Call Information

A conference call to discuss second quarter fiscal 2008 operating results is scheduled for today (Thursday, July 31) at 4:30 PM Eastern Time.  A webcast of the call will take place simultaneously and can be accessed by visiting the Investor Relations section of Cabela’s website at www.cabelas.com.  A replay of the call will be archived on www.cabelas.com.

About Cabela’s Incorporated

Cabela’s Incorporated, headquartered in Sidney, Nebraska, is a leading specialty retailer, and the world’s largest direct marketer, of hunting, fishing, camping and related outdoor merchandise.  Since the Company’s founding in 1961, Cabela’s® has grown to become one of the most well-known outdoor recreation brands in the world, and has long been recognized as the World’s Foremost Outfitter®.  Through Cabela’s growing number of retail stores and its well-established direct business, it offers a wide and distinctive selection of high-quality outdoor products at competitive prices while providing superior customer service.  Cabela’s also issues the Cabela’s CLUB® Visa credit card, which serves as its primary customer loyalty rewards program.  Cabela’s stock is traded on the New York Stock Exchange under the symbol “CAB”.

Caution Concerning Forward-Looking Statements

Statements in this press release that are not historical or current fact are "forward-looking statements" that are based on the Company’s beliefs, assumptions and expectations of future events, taking into account the information currently available to the Company.  Such forward-looking statements include, but are not limited to, the Company’s statements regarding expected revenue and earnings growth targets for fiscal 2008.  Forward-looking statements involve risks and uncertainties that may cause the Company’s actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that the Company expresses or implies in any forward-looking statements.  These risks and uncertainties include, but are not limited to:  the strength of the economy; the level of discretionary consumer spending; changes in consumer preferences and demographic trends; our ability to successfully execute our multi-channel strategy; the ability to negotiate favorable purchase, lease, and/or economic development arrangements for new retail store locations; expansion into new markets; market saturation due to new retail store openings; the rate of growth of general and administrative expenses associated with building a strengthened corporate infrastructure to support our growth initiatives; increasing competition in the outdoor segment of the sporting goods industry; the cost of our products; trade restrictions; political or financial instability in countries where the goods we sell are manufactured; adverse fluctuations in foreign currencies; increases in postage rates or paper and printing costs; supply and delivery shortages or interruptions caused by system changes or other factors; adverse or unseasonal weather conditions; fluctuations in operating results; the cost of fuel increasing; road construction around our retail stores; labor shortages or increased labor costs; increased government regulation; inadequate protection of our intellectual property; our ability to protect our brand and reputation; decreased interchange fees received by our financial services business as a result of credit card industry litigation; other factors that we may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in the Company’s filings with the SEC (including the information set forth in the “Risk Factors” section of the Company's Form 10-K for the fiscal year ended December 29, 2007, and in Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2008), which filings are available at the Company’s website at www.cabelas.com and the SEC’s website at www.sec.gov.  Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements.  The Company’s forward-looking statements speak only as of the date they are made.  Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

CABELA'S INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Dollars in Thousands Except Earnings Per Share) (Unaudited)
	Three Months Ended		Six Months Ended

	June 28, 2008	June 30, 2007	June 28, 2008	June 30, 2007
REVENUE:
Merchandise sales	$480,640	$403,424	$971,551	$826,063
Financial services revenue	38,253	41,014	78,961	76,748
Other revenue	7,059	6,761	10,979	10,479
Total revenue	525,952	451,199	1,061,491	913,290

COST OF REVENUE (exclusive of depreciation and amortization)	316,386	260,097	630,188	538,129

SELLING, DISTRIBUTION, AND ADMINISTRATIVE EXPENSES	194,714	170,850	395,365	342,518

OPERATING INCOME	14,852	20,252	35,938	32,643

INTEREST (EXPENSE) INCOME, NET	(7,748)	(4,409)	(14,889)	(7,807)
OTHER NON-OPERATING INCOME, NET	1,755	2,153	3,614	4,349

INCOME BEFORE PROVISION FOR INCOME TAXES	8,859	17,996	24,663	29,185

PROVISION FOR INCOME TAXES	1,580	6,732	7,428	10,779

NET INCOME	$7,279	$11,264	$17,235	$18,406

EARNINGS PER COMMON SHARE:
Basic	$0.11	$0.17	$0.26	$0.28

Diluted	$0.11	$0.17	$0.26	$0.27

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	66,203,423	65,782,822	66,068,902	65,639,217

Diluted	66,852,745	67,111,798	66,761,415	67,251,708

CABELA'S INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In Thousands) (Unaudited)

ASSETS	June 28, 2008	December 29, 2007	June 30, 2007

CURRENT
Cash and cash equivalents	$88,125	$131,182	$80,229
Accounts receivable	49,652	46,857	31,154
Credit card loans	184,024	191,893	133,050
Inventories	630,830	608,159	523,925
Prepaid expenses and other current assets	141,232	116,297	141,773
Income taxes receivable	1,753	--	7,063
Total current assets	1,095,616	1,094,388	917,194

Property and equipment, net	916,558	904,052	733,594
Land held for sale or development	33,312	34,802	19,192
Retained interests in securitized loans	38,390	51,777	40,091
Economic development bonds	101,316	98,035	80,269
Other assets	32,356	29,776	20,359

TOTAL ASSETS	$2,217,548	$2,212,830	$1,810,699

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT
Accounts payable and unpresented checks	$169,483	$281,391	$262,351
Gift certificates and credit card and loyalty rewards programs	170,280	184,257	137,775
Accrued expenses	93,134	139,510	91,956
Time deposits	83,979	49,219	19,500
Short-term borrowings of financial services subsidiary	--	100,000	27,000
Current maturities of long-term debt	26,701	26,785	26,738
Income taxes payable and deferred income taxes	13,157	49,942	17,863
Total current liabilities	556,734	831,104	583,183

LONG-TERM LIABILITIES	808,323	553,167	472,498

STOCKHOLDERS’ EQUITY	852,491	828,559	755,018

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,217,548	$2,212,830	$1,810,699

CABELA'S INCORPORATED AND SUBSIDIARIES SEGMENT INFORMATION (Dollars in Thousands) (Unaudited)
	Three Months Ended		Six Months Ended

	June 28, 2008	June 30, 2007	June 28, 2008	June 30, 2007
Revenue:
Retail	$273,624	$199,563	$527,999	$384,317
Direct	207,016	203,861	443,552	441,746
Financial Services	38,253	41,014	78,961	76,748
Other	7,059	6,761	10,979	10,479
Total revenue	$525,952	$451,199	$1,061,491	$913,290

Operating Income (Loss):
Retail	$22,406	$22,108	$49,345	$39,463
Direct	26,379	33,966	59,855	66,459
Financial Services	11,190	8,833	21,967	17,392
Other	(45,123)	(44,655)	(95,229)	(90,671)
Total operating income	$14,852	$20,252	$35,938	$32,643

As a Percentage of Total Revenue:
Retail revenue	52.0%	44.2%	49.8%	42.1%
Direct revenue	39.4	45.2	41.8	48.4
Financial Services revenue	7.3	9.1	7.4	8.4
Other revenue	1.3	1.5	1.0	1.1
Total revenue	100.0%	100.0%	100.0%	100.0%

As a Percentage of Segment Revenue:
Retail operating income	8.2%	11.1%	9.3%	10.3%
Direct operating income	12.7	16.7	13.5	15.0
Financial Services operating income	29.3	21.5	27.8	22.7
Total operating income (1)	2.8%	4.5%	3.4%	3.6%
__________________

(1)	The percentage of total operating income is a percentage of total consolidated revenue.

CABELA'S INCORPORATED AND SUBSIDIARIES
FINANCIAL SERVICES REVENUE AS REPORTED ON A GAAP BASIS
(Dollars in Thousands)
(Unaudited)

Financial Services Information:

The following table summarizes the results of the Company’s financial services segment on a generally accepted accounting principles (“GAAP”) basis.  For credit card loans securitized and sold, the loans are removed from the Company’s consolidated balance sheet and the net earnings on these securitized assets after paying outside investors are reflected as a component of securitization income on a GAAP basis.  Net interest income on a GAAP basis includes interest and fee income, interest expense and provision for loan losses for the credit card loans receivable the Company owns.  Non-interest income on a GAAP basis includes servicing income, gains on sales of loans and income recognized on retained interests, as well as interchange income on the entire managed portfolio.

Financial Services Revenue as Reported on a GAAP Basis:
	Three Months Ended		Six Months Ended

	June 28, 2008	June 30, 2007	June 28, 2008	June 30, 2007

Interest and fee income, net of provision for loan losses	$8,743	$6,334	$19,123	$11,094

Interest expense	(2,660)	(1,205)	(6,162)	(2,445)

Net interest income, net of provision for loan losses	6,083	5,129	12,961	8,649

Non-interest income:
Securitization income	45,652	50,026	89,350	93,636
Other non-interest income	16,053	11,308	32,641	22,480
Total non-interest income	61,705	61,334	121,991	116,116
Less: Customer rewards costs	(29,535)	(25,449)	(55,991)	(48,017)

Financial Services revenue	$38,253	$41,014	$78,961	$76,748

CABELA'S INCORPORATED AND SUBSIDIARIES
MANAGED FINANCIAL SERVICES REVENUE PRESENTED ON A NON-GAAP BASIS
(Dollars in Thousands)
(Unaudited)

“Managed” credit card loans represent credit card loans receivable owned by the Company plus securitized credit card loans.  Since the financial performance of the managed portfolio has a significant impact on the earnings received from servicing the portfolio, the Company believes the following table on a “managed” basis is important information to analyze revenue in the financial services segment.  The following non-GAAP presentation reflects the financial performance of the credit card loans receivable owned by the Company plus those that have been sold and includes the effect of recording the retained interest at fair value.  Interest income, interchange income (net of customer rewards) and fee income on both the owned and securitized portfolio are recorded in their respective line items.  Interest paid to outside investors on the securitized credit card loans is included with other interest costs and included in interest expense.  Credit losses on the entire managed portfolio are included in provision for loan losses.  Although the Company’s consolidated financial statements are not presented in this manner, management reviews the performance of the managed portfolio in order to evaluate the effectiveness of the Company’s origination and collection activities, which ultimately affects the income received for servicing the portfolio.

Managed Financial Services Revenue Presented on a Non-GAAP Basis:
	Three Months Ended		Six Months Ended

	June 28, 2008	June 30, 2007	June 28, 2008	June 30, 2007

Interest income	$46,544	$43,738	$98,353	$87,545
Interchange income, net of customer rewards costs	19,996	16,285	37,823	29,750
Other fee income	7,991	6,039	15,468	12,077
Interest expense	(19,596)	(19,551)	(41,306)	(38,411)
Provision for loan losses	(14,419)	(7,110)	(26,821)	(14,443)
Other	(2,263)	1,613	(4,556)	230
Managed Financial Services revenue	$38,253	$41,014	$78,961	$76,748

Managed Financial Services Revenue as a Percentage of Average Managed Credit Card Loans:

Interest income	9.2%	10.9%	9.9%	11.1%
Interchange income, net of customer rewards costs	4.0	4.1	3.8	3.8
Other fee income	1.6	1.5	1.6	1.5
Interest expense	(3.9)	(4.9)	(4.2)	(4.9)
Provision for loan losses	(2.9)	(1.8)	(2.7)	(1.8)
Other	(0.4)	0.4	(0.5)	0.0
Managed Financial Services revenue	7.6%	10.2%	7.9%	9.7%

Average reported credit card loans	$303,701	$140,609	$332,705	$141,021
Average managed credit card loans	2,013,065	1,606,616	1,987,565	1,583,918

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